UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2025
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On February 3, 2025, Akebia Therapeutics, Inc. (the “Company”) and Kreos Capital VII (UK) Limited (the “Lender Representative”) entered into the Second Amendment to the Agreement for the Provision of a Loan Facility (the “Second Amendment”), which amends certain provisions of the Agreement for the Provision of a Loan Facility, dated January 29, 2024 (the “Original Loan Agreement”, and as amended by that certain First Amendment to Agreement for the Provision of a Loan Facility, dated as of July 10, 2024, the “Existing Loan Agreement”, and as further amended by the Second Amendment, the “Loan Agreement”). As previously disclosed, the Existing Loan Agreement provides for a senior secured term loan facility in the aggregate principal amount of up to $55.0 million, subject to certain customary conditions (the “Term Loan Facility”).

The Term Loan Facility provided the Company access to three tranches: (i) an initial tranche of $37.0 million, which was funded on January 29, 2024, (ii) an additional tranche of $8.0 million, which was funded on April 19, 2024, and (iii) a final tranche of $10.0 million, which was available in a single draw through an expiry date of December 31, 2024 (the “Prior Tranche C Loan”). As a result of the Second Amendment, the Prior Tranche C Loan expiry date was extended until February 3, 2025 (the “Extended Tranche C Loan”). The terms of the Extended Tranche C Loan are substantially similar to the terms of the Prior Tranche C Loan, however, interest will accrue on the Extended Tranche C Loan as if it was advanced on December 31, 2024.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Original Loan Agreement which was filed as Exhibit 10.102 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Company on March 14, 2024. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

On February 3, 2025, the Company elected to drawdown the Extended Tranche C Loan and net proceeds of $9.3 million were received on February 3, 2025, after deducting debt issuance costs, interest, fees and expenses.

Item 3.02. Unregistered Sales of Equity Securities.

On February 3, 2025, in connection with the drawdown of the Extended Tranche C Loan, in accordance with the previously disclosed warrant agreement, dated as of January 29, 2024, between the Company and Kreos Capital VII Aggregator SCSp, an affiliate of the Lender Representative (the “Warrant Holder”), the Company issued a warrant to the Warrant Holder to purchase 1,153,846 shares of the Company’s common stock, at an exercise price per share of $1.30 (subject to standard adjustments for stock splits, stock dividends, rights offerings and pro rata distributions). The warrant shall be exercisable for eight years from date of issuance.

The warrant and the common stock issuable upon the exercise of such warrant was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and was offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the holder thereof may only sell common stock issued upon exercise of such warrant pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The foregoing description of the form of warrant is qualified in its entirety by reference to the full text of the form of warrant which was filed as Exhibit 4.7 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Company on March 14, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: February 7, 2025	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer